UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Monmouth Real Estate Investment Corporation

(Name of Registrant as Specified in Its Charter)

Starwood Real Estate Income Trust, Inc.

Christopher Graham

Ethan Bing

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Starwood Capital Group Affiliate Files Investor Presentation in Opposition to Monmouth Real Estate Investment Corp.’s Proposed Sale to Equity Commonwealth

Encourages Monmouth Shareholders to Vote the BLUE Proxy Card “AGAINST” Equity Commonwealth’s Merger Proposal

Starwood’s All-Cash Proposal Offers Higher Value and Greater Certainty and Constitutes a Better Alternative for Monmouth Shareholders

MIAMI, August 3, 2021 – Starwood Real Estate Income Trust, Inc. (“Starwood”), an affiliate of Starwood Capital Group (“Starwood Capital”), a leading global private investment firm focused on real estate and energy investments, filed an investor presentation with the U.S. Securities and Exchange Commission (“SEC”) that outlines why the shareholders of Monmouth Real Estate Investment Corporation (“Monmouth”) should vote “AGAINST” the proposed merger of Monmouth and Equity Commonwealth (“EQC”) at the upcoming special meeting of Monmouth shareholders scheduled for August 24, 2021. Starwood believes its proposal of $19.51 per share in cash ($18.88 net to shareholders after accounting for the termination fee) offers higher value and greater certainty than the EQC offer and constitutes a better alternative for Monmouth shareholders.

The presentation can be found at

https://www.sec.gov/Archives/edgar/data/0000067625/000119312521233475/d214168ddfan14a.htm.

Starwood’s presentation highlights a number of facts supporting its belief that its proposal is superior to the EQC merger proposal, including:

•	Premium to EQC’s Offer. Starwood’s offer to acquire Monmouth for net cash consideration of $18.88 per share represents a compelling premium to the implied EQC merger consideration.

•	Certainty of Value and Execution. Starwood’s all-cash, fixed price, fully financed proposal offers both higher value and greater certainty of execution because it:

•	Has a negotiated merger agreement Starwood remains ready to sign;

•	Is immediately actionable and only requires approval from Monmouth shareholders; and

•

Allows Monmouth to continue paying its shareholders dividends of $0.18 per quarter (as well as a partial dividend for any quarter in which the closing occurs), with no reduction in the merger consideration.

•

Highest Price. Starwood’s proposal represents the highest offer from a large pool of interested parties who participated in Monmouth’s formal strategic review process, with no other topping bid emerging.

•	The Monmouth Board of Directors’ Decision Process Failed Shareholders. The Monmouth Board has failed its shareholders by continuing to accept an offer with lower value based on the following:

•

Tax advantages of EQC’s all-stock structure that benefits Monmouth founders and insiders who own a small percentage of shares — 50% of the Special Committee, including the CEO who is the son of the founder, are insiders whose historical interests in Monmouth stock make them likely to benefit most from the EQC transaction structure, creating greater potential for conflicts of interest; and

•

Uncertain and unlikely upside by merging entities with no synergies and handing responsibility to a team with no obvious competitive advantages or recent experience in the highly competitive industrial sector — EQC and Monmouth have provided no clear strategic plan or differentiators as to why shareholders should trade certain cash value today for the prospect of uncertain upside of the merged entity.

•

Decline in Value of EQC Offer. After a sustained sell-off of the EQC stock after the Monmouth transaction was announced, the implied merger consideration is now $176 million (9.2%)[1] below what the Monmouth Board announced on May 4, 2021.

STARWOOD STRONGLY URGES SHAREHOLDERS TO VOTE “AGAINST” THE EQC MERGER PROPOSAL TO PROTECT THEIR INTERESTS

A vote “AGAINST” the EQC merger proposal on the BLUE proxy card will send a clear message to Monmouth’s Board that shareholders prefer the higher value and greater certainty Starwood is offering and that shareholders expect the Monmouth Board to act in their best interests. If the EQC merger proposal is not approved, Monmouth will have the right to terminate the EQC merger agreement. Starwood also recommends Monmouth shareholders vote “AGAINST” Proposal 2 (Compensation Proposal) and Proposal 3 (Adjournment Proposal) for reasons outlined in its definitive proxy statement filed with the SEC on July 30, 2021.

If you have questions about how to vote your shares, please contact: INNISFREE M&A INCORPORATED Shareholders Call Toll-Free: (877) 750-0625 Banks and Brokers Call Collect: (212) 750-5833

About Starwood Capital Group

Starwood Capital Group is a private investment firm with a core focus on global real estate, energy infrastructure and oil & gas. The Firm and its affiliates maintain 16 offices in seven countries around the world, and currently have approximately 4,000 employees. Since its inception in 1991, Starwood Capital Group has raised over $60 billion of capital, and currently has approximately $90 billion of assets under management. Through a series of comingled opportunity funds and Starwood Real Estate Income Trust, Inc. (SREIT), a non-listed REIT, the Firm has invested in virtually every category of real estate on a global basis, opportunistically shifting asset classes, geographies and positions in the capital stack as it perceives risk/reward dynamics to be evolving. Starwood Capital also manages Starwood Property Trust (NYSE: STWD), the largest commercial mortgage real estate investment trust in the United States, which has successfully deployed over $69 billion of capital since inception and manages a portfolio of over $18 billion across debt and equity investments. Over the past 29 years, Starwood Capital Group and its affiliates have successfully executed an investment strategy that involves building enterprises in both the private and public markets. Additional information can be found at starwoodcapital.com.

[1]	Difference between EQC’s implied merger consideration of $19.40/share on May 4, 2021 and $17.61/share as of July 30, 2021.

IMPORTANT INFORMATION

On July 30, 2021, Starwood Real Estate Income Trust, Inc., together with the other participants named therein (the “Participants”), filed a definitive proxy statement and accompanying form of BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used in connection with the solicitation of proxies from the shareholders of Monmouth for the special meeting of Monmouth to be held on August 24, 2021.

ALL SHAREHOLDERS OF MONMOUTH ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. SUCH PROXY MATERIALS ARE OR WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV, OR BY CONTACTING INNISFREE M&A INCORPORATED, THE PARTICIPANTS’ PROXY SOLICITOR, BY PHONE (877-750-0625). IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

PARTICIPANT INFORMATION

The Participants in the proxy solicitation are Starwood Real Estate Income Trust, Inc., Christopher Graham and Ethan Bing. Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement filed by the Participants with the SEC on July 30, 2021. This document is available free of charge on the SEC website.

ADDITIONAL INFORMATION

None of the communications herein or in the definitive proxy statement relating to Starwood’s July 15 proposal constitutes an offer to buy or solicitation of an offer to sell any securities. Starwood’s July 15 Proposal is a proposal Starwood has made to the Monmouth board for a business combination transaction with Monmouth. In furtherance of such a proposed transaction and subject to future developments, Starwood (and, if a negotiated transaction is agreed, Monmouth) may file one or more proxy statements, registration statements, tender or exchange offer statements, prospectuses or other documents with the SEC. The definitive proxy statement is not a substitute for any proxy statement, registration statement, tender or exchange offer statement, prospectus or other document Starwood or Monmouth may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF STARWOOD AND MONMOUTH ARE URGED TO READ ANY SUCH PROXY STATEMENT, REGISTRATION STATEMENT, TENDER OR EXCHANGE OFFER STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Starwood through the website maintained by the SEC at www.sec.gov and Starwood’s website at www.starwoodnav.reit.

Media Contact:

Sard Verbinnen & Co.

Bryan Locke / Stephen Pettibone / Hayley Cook

Starwood-SVC@sardverb.com

Investor Contact:

Innisfree M&A Incorporated

Scott Winter / Jonathan Salzberger / Gabrielle Wolf

+1 (212) 750-5833